Exhibit 5.1

1001 FLEET STREET

SUITE 700

BALTIMORE, MARYLAND 21202-4346

March 12, 2026

Wheeler Real Estate Investment Trust, Inc.

2529 Virginia Beach Boulevard

Virginia Beach, VA 23452

Ladies and Gentlemen:

We are furnishing this opinion letter in connection with the Registration Statement on Form S-11 (the “Registration Statement”) of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 673,971 shares (the “Warrant Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), that may be issued to the selling stockholders named in the Registration Statement (the “Selling Stockholders”) pursuant to the terms of those certain Amended and Restated Common Stock Warrants issued by the Company to the Selling Stockholders on February 19, 2026 (each, an “A&R Warrant” and collectively, the “A&R Warrants”).

I.	Documents Examined

We have examined copies of the following documents (the “Documents”):

(a) the documents constituting the Company’s charter (the “Charter”) as filed with the State Department of Assessments and Taxation of Maryland (“SDAT”);

(b) the Bylaws of the Company (the “Bylaws”);

(c) the form of A&R Warrant filed as Exhibit 4.5 to the Registration Statement;

(d) the certificate of status issued by SDAT on March 6, 2026 with respect to the Company;

(e) the resolutions adopted by the Board of Directors of the Company by (i) unanimous written consent of directors in lieu of special meeting dated February 16, 2026 and (ii) unanimous written consent of directors in lieu of special meeting dated March 10, 2026, relating to the authorization and issuance of the A&R Warrants, the authorization and issuance of the Warrants Shares, and the registration thereof pursuant to the Registration Statement (collectively, the “Resolutions”);

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(f) the Certificate of Secretary, dated as of the date hereof, issued to us by the Secretary of the Company with respect to certain factual matters relevant to this opinion letter; and

(g) the Registration Statement.

II.	Assumptions

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that:

(a) all Documents submitted to us as originals are authentic;

(b) all Documents submitted to us as certified or photostatic copies conform to the original documents;

(c) all signatures on all such Documents are genuine;

(d) all public records reviewed or relied upon by us or on our behalf are true and complete;

(e) all statements and information contained in the Documents are true and complete;

(f) each person who executed any of the Documents was authorized to do so;

(g) each natural person who executed any of the Documents was legally competent to do so and had knowledge about all matters stated therein;

(h) there has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, in connection with this opinion letter, by action or omission of the parties thereto or otherwise;

(i) the Charter, the Bylaws, and the Resolutions will not have been amended or rescinded, and will be in full force and effect, at all times at which any Common Shares are offered or issued by the Selling Stockholders;

(j) the Warrant Shares will, if and when issued, be issued in the manner stated in, and pursuant to, the A&R Warrants;

(k) upon the issuance of any Warrant Shares pursuant to the A&R Warrants, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter;

(l) none of the Warrant Shares will be issued in violation of the restrictions on transfer and ownership set forth in Article VI of the Company’s Articles of Incorporation, as amended to date, and as the same may be amended in the future;

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(m) at the time of the issuance of any Warrant Shares, no stop order suspending the effectiveness of the Registration Statement will have been issued by the Commission, and no proceedings for such suspension will be pending or have been initiated or threatened by the Commission; and

(n) the Company will remain duly organized, validly existing, and in good standing under the laws of the State of Maryland at the time any Warrant Shares are issued by the Company and/or offered by the Selling Stockholders.

III.	Opinion

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that the Warrant Shares have been duly authorized and, when issued in accordance with the terms of the A&R Warrants, will be validly issued, fully paid, and nonassessable.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The foregoing opinion is limited to the Maryland General Corporation Law, the applicable provisions of the Maryland Declaration of Rights, and reported judicial decisions interpreting these laws, and we do not express any opinion herein concerning any other law. The foregoing opinion is based upon currently existing statutes, rules, regulations, and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein. In issuing this opinion letter, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Gordon Feinblatt